Exhibit 99.1

Press Release February 28, 2012

HollyFrontier Corporation Reports Fourth Quarter 2011 Results

Dallas, Texas, February 28, 2012 -- HollyFrontier Corporation (NYSE-HFC) (“HollyFrontier” or the “Company”) today reported fourth quarter net income attributable to HollyFrontier stockholders of $223.4 million or $1.06 per diluted share for the quarter ended December 31, 2011, compared to $14.7 million or $0.13 per diluted share for the quarter ended December 31, 2010. For the year ended December 31, 2011, net income attributable to HollyFrontier stockholders totaled $1 billion or $6.42 per diluted share compared to $104 million or $0.97 per diluted share for the year ended December 31, 2010.

For the fourth quarter, net income increased by $208.7 million, or 1,418% compared to the same period of 2010, reflecting both the effects of increased operating scale due to our recent merger and historically strong fourth quarter refining margins, which continued to benefit from wide differentials between inland and coastal-sourced crude oils. Overall refinery gross margins were $15.32 per produced barrel, a 95% increase compared to $7.87 for the fourth quarter of 2010, with overall production levels averaging 438,000 barrels per day (“BPD”) and overall crude oil charges averaging 407,000 BPD for the current quarter. The Company’s Rocky Mountain refining margins were the strongest, with average gross margins of $18.33 per barrel for the quarter. The Mid-Continent and Southwest refining operations also yielded good results, where quarterly gross margins averaged $14.71 and $14.76 per barrel, respectively.

HollyFrontier’s President & CEO, Mike Jennings, commented, “We are delighted with our fourth quarter results as we conclude our first fiscal year as a combined company. Although overall product crack spreads narrowed during the quarter as the WTI crude differentials compressed, we generated solid profits for the quarter and remained near the top of our peer group in profitability per barrel. We are especially pleased with the Company’s full year results, as this was the most profitable year in our history, with net income over $1 billion. Including last week’s special dividend declaration, we have announced special distributions to shareholders of $1.50 per share or approximately $315 million since the completion of our merger in July of last year. Further, we currently have a $350 million share repurchase program in place and continue to pay our regular quarterly dividend of $0.10 per share. Looking forward, the differentials between inland and coastal crudes are fairly robust, which should contribute favorably to our first quarter results. Further, we believe that operational synergies and increased asset scale gained during the merger will help us to extend our record of providing consistent returns and increasing shareholder value while maintaining a strong balance sheet.”

Sales and other revenues for the fourth quarter of 2011 were $5 billion, a 125% increase compared to the three months ended December 31, 2010. This increase was due primarily to the inclusion of revenues from the El Dorado and Cheyenne refineries and the effects of a 19% year-over-year increase in fourth quarter refined product sales prices. Cost of products sold for the quarter was $4.3 billion, a 114% increase compared to the fourth quarter of 2010, reflecting both the fourth quarter impact of the legacy Frontier refineries and a 13% year-over-year increase in fourth quarter crude oil acquisition costs. During the quarter, we recognized merger integration costs of $8 million, which are included among general and administrative costs. Fourth quarter cash flows from operations totaled $249.2 million, of which $122.8 million was directed towards cash dividends to shareholders. These strong cash flows continued to contribute to the Company’s combined balance of cash and short-term investments which stood at $1.8 billion on December 31, 2011 and compared to debt of $1.2 billion on a consolidated basis and $688.9 million excluding HEP debt, which is non-recourse to HollyFrontier. During the fourth quarter and for the full year ended December 31, 2011 we paid dividends of $122.8 million and $252.1 million, respectively.

The Company has scheduled a webcast conference call for today, February 28, 2012, at 11:00 AM Eastern Time to discuss financial results. This webcast may be accessed at: http://www.videonewswire.com/event.asp?id=84801.

An audio archive of this webcast will be available using the above noted link through March 12, 2012.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 135,000 barrels per stream day (“bpsd”) refinery located in El Dorado, Kansas, a 125,000 bpsd refinery in Tulsa, Oklahoma, a 100,000 bpsd refinery located in Artesia, New Mexico, a 52,000 bpsd refinery located in Cheyenne, Wyoming and a 31,000 bpsd refinery in Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. A subsidiary of HollyFrontier also owns a 42% interest (including the general partner interest) in Holly Energy Partners, L.P.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, our ability to realize fully or at all the anticipated benefits of our “merger of equals” with Frontier, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Change from 2010
	2011 (1)	2010	Change	Percent
	(In thousands, except per share data)

Sales and other revenues	$4,972,412	$2,211,791	$2,760,621	124.8%

Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	4,258,439	1,988,029	2,270,410	114.2
Operating expenses (exclusive of depreciation and amortization)	246,110	125,776	120,334	95.7
General and administrative expenses (exclusive of depreciation and amortization)	41,473	20,216	21,257	105.1
Depreciation and amortization	53,327	31,810	21,517	67.6

Total operating costs and expenses	4,599,349	2,165,831	2,433,518	112.4

Income from operations	373,063	45,960	327,103	711.7

Other income (expense):
Earnings in equity method investments	561	798	(237)	(29.7)
Interest income	338	410	(72)	(17.6)
Interest expense	(21,852)	(18,083)	(3,769)	20.8

	(20,953)	(16,875)	(4,078)	24.2

Income before income taxes	352,110	29,085	323,025	1,110.6

Income tax provision	116,261	4,836	111,425	2,304.1

Net income	235,849	24,249	211,600	872.6

Less net income attributable to noncontrolling interest	12,469	9,530	2,939	30.8

Net income attributable to HollyFrontier stockholders	$223,380	$14,719	$208,661	1,417.6%

Earnings per share attributable to HollyFrontier stockholders:
Basic	$1.07	$0.14	$0.93	664.3%

Diluted	$1.06	$0.13	$0.93	715.4%

Cash dividends declared per common share	$0.60	$0.07	$0.53	757.1%

Average number of common shares outstanding:
Basic	209,319	106,516	102,803	96.5%
Diluted	210,159	107,296	102,863	95.9%

EBITDA	$414,482	$69,038	$345,444	500.4%

	September 30,	September 30,	September 30,	September 30,
	Years Ended December 31,		Change from 2010
	2011 (1)	2010	Change	Percent
	(In thousands, except per share data)

Sales and other revenues	$15,439,528	$8,322,929	$7,116,599	85.5%

Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	12,680,078	7,367,149	5,312,929	72.1
Operating expenses (exclusive of depreciation and amortization)	748,081	504,414	243,667	48.3
General and administrative expenses (exclusive of depreciation and amortization)	120,114	70,839	49,275	69.6
Depreciation and amortization	159,707	117,529	42,178	35.9

Total operating costs and expenses	13,707,980	8,059,931	5,648,049	70.1

Income from operations	1,731,548	262,998	1,468,550	558.4

Other income (expense):
Earnings of equity method investments	2,300	2,393	(93)	(3.9)
Interest income	1,284	1,168	116	9.9
Interest expense	(78,323)	(74,196)	(4,127)	5.6

Merger transaction costs	(15,114)	—	(15,114)	—

	(89,853)	(70,635)	(19,218)	27.2

Income before income taxes	1,641,695	192,363	1,449,332	753.4

Income tax provision	581,991	59,312	522,679	881.2

Net income	1,059,704	133,051	926,653	696.5

Less net income attributable to noncontrolling interest	36,307	29,087	7,220	24.8

Net income attributable to HollyFrontier stockholders	$1,023,397	$103,964	$919,433	884.4%

Earnings per share attributable to HollyFrontier stockholders:
Basic	$6.46	$0.98	$5.48	559.2%

Diluted	$6.42	$0.97	$5.45	561.9%

Cash dividends declared per common share	$1.34	$0.30	$1.04	346.7%

Average number of common shares outstanding:
Basic	158,486	106,436	52,050	48.9%
Diluted	159,294	107,218	52,076	48.6%

EBITDA	$1,842,134	$353,833	$1,488,301	420.6%

(1)	We merged with Frontier Oil Corporation (“Frontier”) on July 1, 2011. Our consolidated financial and operating results reflect the operations of the merged Frontier businesses beginning July 1, 2011.

Balance Sheet Data

	September 30,	September 30,
	December 31,	December 31,
	2011	2010
	(In thousands)

Cash, cash equivalents and investments in marketable securities	$1,840,610	$230,444
Working capital	$2,030,063	$313,580
Total assets	$10,314,621	$3,701,475
Long-term debt	$1,214,742	$810,561
Total equity	$5,835,900	$1,288,139

Segment Information

Our operations are organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Consolidations and Eliminations. The Refining segment includes the operations of our El Dorado, Tulsa, Navajo, Cheyenne and Woods Cross refineries and NK Asphalt Partners (“NK Asphalt”). Refining activities involve the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. Additionally, the Refining segment includes specialty lubricant products produced at our Tulsa refinery that are marketed throughout North America and are distributed in Central and South America. NK Asphalt operates asphalt terminals in Arizona and New Mexico.

The HEP segment involves all of the operations of HEP. HEP owns and operates a system of petroleum product and crude gathering pipelines in New Mexico, Oklahoma, Texas and Utah, distribution terminals in Arizona, Idaho, Kansas, New Mexico, Oklahoma, Texas, Utah, Idaho, Washington and Wyoming and refinery tankage in Kansas, New Mexico, Oklahoma, Utah and Wyoming. Revenues are generated by charging tariffs for transporting petroleum products and crude oil through its pipelines, by leasing certain pipeline capacity to Alon USA, Inc., by charging fees for terminalling refined products and other hydrocarbons, and storing and providing other services at its storage tanks and terminals. The HEP segment also includes a 25% interest in SLC Pipeline LLC (“SLC Pipeline”) that services refineries in the Salt Lake City, Utah area. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations.

	September 30,	September 30,	September 30,	September 30,	September 30,
	Refining	HEP (1)	Corporate and Other	Consolidations and Eliminations	Consolidated Total
	(In thousands)

Three Months Ended December 31, 2011
Sales and other revenues	$4,959,334	$68,333	$147	$(55,402)	$4,972,412
Depreciation and amortization	$41,086	$9,660	$2,788	$(207)	$53,327
Income (loss) from operations	$379,074	$36,694	$(44,343)	$1,638	$373,063
Capital expenditures	$56,621	$7,844	$35,553	$—	$100,018

Three Months Ended December 31, 2010
Sales and other revenues	$2,200,757	$49,384	$98	$(38,448)	$2,211,791
Depreciation and amortization	$21,988	$8,240	$1,379	$203	$31,810
Income (loss) from operations	$42,386	$26,649	$(22,125)	$(950)	$45,960
Capital expenditures	$68,054	$17,049	$190	$—	$85,293

Year Ended December 31, 2011
Sales and other revenues	$15,392,430	$213,566	$1,247	$(167,715)	$15,439,528
Depreciation and amortization	$122,437	$31,530	$6,568	$(828)	$159,707
Income (loss) from operations	$1,739,068	$113,258	$(120,833)	$55	$1,731,548
Capital expenditures	$148,699	$39,337	$186,205	$—	$374,241

Year Ended December 31, 2010
Sales and other revenues	$8,287,000	$182,114	$415	$(146,600)	$8,322,929
Depreciation and amortization	$84,587	$29,062	$4,562	$(682)	$117,529
Income (loss) from operations	$242,466	$92,386	$(69,654)	$(2,200)	$262,998
Capital expenditures	$186,441	$25,103	$1,688	$—	$213,232

December 31, 2011
Cash, cash equivalents and investments in marketable securities	$—	$3,269	$1,837,341	$—	$1,840,610
Total assets	$7,018,804	$992,408	$2,421,140	$(117,731)	$10,314,621
Long-term debt	$—	$598,761	$705,331	$(89,350)	$1,214,742

December 31, 2010
Cash, cash equivalents and investments in marketable securities	$—	$403	$230,041	$—	$230,444
Total assets	$2,490,193	$669,820	$573,531	$(32,069)	$3,701,475
Long-term debt	$—	$482,271	$345,215	$(16,925)	$810,561

Refining Operating Data

Our refinery operations include the El Dorado, Tulsa, Navajo, Cheyenne and Woods Cross refineries. The following tables set forth information, including non-GAAP performance measures about our consolidated refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011(10)	2010
Mid-Continent Region (Tulsa and El Dorado Refineries)
Crude charge (BPD) (1)	250,840	109,660	183,070	111,670
Refinery throughput (BPD) (2)	271,940	110,230	194,310	113,100

Refinery production (BPD) (3)	265,480	101,190	188,760	106,910
Sales of produced refined products (BPD)	273,460	107,300	188,020	107,780
Sales of refined products (BPD) (4)	275,210	107,630	190,340	108,330

Refinery utilization (5)	96.5%	87.7%	94.8%	89.3%

Average per produced barrel (6)
Net sales	$113.94	$96.60	$119.51	$90.84
Cost of products (7)	99.23	89.37	99.92	83.29

Refinery gross margin	14.71	7.23	19.59	7.55
Refinery operating expenses (8)	4.94	4.47	5.04	4.94

Net operating margin	$9.77	$2.76	$14.55	$2.61

Refinery operating expenses per throughput barrel (9)	$4.97	$4.35	$4.88	$4.71

Feedstocks:
Sweet crude oil	77%	97%	82%	92%
Heavy sour crude oil	10%	—%	8%	3%
Sour crude oil	5%	3%	4%	5%
Other feedstocks and blends	8%	—%	6%	—%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	49%	34%	44%	38%
Diesel fuels	29%	32%	32%	31%
Jet fuels	7%	8%	7%	8%
Lubricants	4%	11%	6%	11%
Gas oil / intermediates	2%	7%	3%	4%
Asphalt	4%	6%	4%	5%
LPG and other	5%	2%	4%	3%

Total	100%	100%	100%	100%

Southwest Region (Navajo Refinery)
Crude charge (BPD) (1)	86,190	89,080	83,700	83,900
Refinery throughput (BPD) (2)	99,310	100,070	93,260	94,270
Refinery production (BPD) (3)	96,490	97,270	91,810	92,050

Sales of produced refined products (BPD)	101,780	97,930	93,950	92,550
Sales of refined products (BPD) (4)	106,140	101,740	98,540	95,790

Refinery utilization (5)	86.2%	89.1%	83.7%	83.9%

Average per produced barrel (6)
Net sales	$115.90	$94.18	$118.76	$90.37
Cost of products (7)	101.14	87.74	98.40	83.12

Refinery gross margin	14.76	6.44	20.36	7.25
Refinery operating expenses (8)	5.14	4.78	5.44	4.95

Net operating margin	$9.62	$1.66	$14.92	$2.30

Refinery operating expenses per throughput barrel (9)	$5.27	$4.68	$5.48	$4.86

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011(10)	2010
Feedstocks:
Sour crude oil	86%	71%	75%	81%
Sweet crude oil	—%	6%	3%	5%
Heavy sour crude oil	1%	12%	11%	4%
Other feedstocks and blends	13%	11%	11%	10%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	56%	56%	52%	57%
Diesel fuels	33%	33%	34%	32%
Jet fuels	1%	1%	1%	3%
Fuel oil	4%	5%	6%	4%
Asphalt	4%	3%	4%	2%
LPG and other	2%	2%	3%	2%

Total	100%	100%	100%	100%

Rocky Mountain Region (Woods Cross and Cheyenne Refineries)
Crude charge (BPD) (1)	69,500	22,910	48,230	25,870
Refinery throughput (BPD) (2)	77,210	25,050	52,630	27,540
Refinery production (BPD) (3)	75,950	24,290	51,320	27,020
Sales of produced refined products (BPD)	75,570	26,480	50,750	27,810
Sales of refined products (BPD) (4)	77,430	26,600	51,750	27,980

Refinery utilization (5)	83.7%	73.9%	84.3%	83.5%

Average per produced barrel (6)
Net sales	$111.88	$95.99	$116.37	$94.26
Cost of products (7)	93.55	80.33	91.33	75.54

Refinery gross margin	18.33	15.66	25.04	18.72
Refinery operating expenses (8)	6.34	6.83	6.41	6.09

Net operating margin	$11.99	$8.83	$18.63	$12.63

Refinery operating expenses per throughput barrel (9)	$6.21	$7.22	$6.18	$6.15

Feedstocks:
Sweet crude oil	48%	53%	52%	59%
Heavy sour crude oil	30%	6%	24%	6%
Black wax crude oil	11%	34%	15%	30%
Sour crude oil	1%	—%	1%	—%
Other feedstocks and blends	10%	7%	8%	5%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	58%	67%	56%	63%
Diesel fuels	30%	26%	31%	30%
Jet fuels	1%	1%	1%	1%
Fuel oil	1%	1%	1%	1%
Asphalt	5%	3%	6%	3%
LPG and other	5%	2%	5%	2%

Total	100%	100%	100%	100%

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011(10)	2010
Consolidated
Crude charge (BPD) (1)	406,530	221,650	315,000	221,440
Refinery throughput (BPD) (2)	448,460	235,350	340,200	234,910
Refinery production (BPD) (3)	437,920	222,750	331,890	225,980
Sales of produced refined products (BPD)	450,810	231,710	332,720	228,140
Sales of refined products (BPD) (4)	458,780	235,970	340,630	232,100

Refinery utilization (5)	91.8%	86.6%	89.9%	86.5%

Average per produced barrel (6)
Net sales	$114.03	$95.51	$118.82	$91.06
Cost of products (7)	98.71	87.64	98.18	82.27

Refinery gross margin	15.32	7.87	20.64	8.79
Refinery operating expenses (8)	5.22	4.87	5.36	5.08

Net operating margin	$10.10	$3.00	$15.28	$3.71

Refinery operating expenses per throughput barrel (9)	$5.25	$4.80	$5.24	$4.94

Feedstocks:
Sour crude oil	22%	32%	23%	35%
Sweet crude oil	55%	54%	56%	53%
Heavy sour crude oil	12%	5%	12%	4%
Black wax crude oil	2%	4%	2%	3%
Other feedstocks and blends	9%	5%	7%	5%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	52%	48%	48%	49%
Diesel fuels	31%	31%	32%	31%
Jet fuels	5%	5%	5%	5%
Fuel oil	1%	2%	2%	2%
Asphalt	4%	4%	4%	3%
Lubricants	2%	5%	3%	5%
Gas oil / intermediates	1%	3%	2%	2%
LPG and other	4%	2%	4%	3%

Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.

(3)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(4)	Includes refined products purchased for resale.

(5)	Represents crude charge divided by total crude capacity (BPSD). As a result of our merger effective July 1, 2011 our consolidated crude capacity increased from 256,000 BPSD to 443,000 BPSD.

(6)

Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” following Item 3 of Part I of this Form 10-Q.

(7)	Transportation costs billed from HEP are included in cost of products.

(8)	Represents operating expenses of our refineries, exclusive of depreciation and amortization.

(9)	Represents refinery operating expenses, exclusive of depreciation and amortization divided by refinery throughput

(10)

We merged with Frontier effective July 1, 2011. Refining operating data for the year ended December 31, 2011 include crude oil processed and products yielded from the El Dorado and Cheyenne Refineries for the period from July 1, 2011 through December 31, 2011 only, and averaged over the 365 days in year ended December 31, 2011.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.

Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. EBITDA is not a calculation provided for under accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA.

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
	(In thousands)

Net income attributable to HollyFrontier stockholders	$223,380	$14,719	$1,023,397	$103,964
Add income tax provision	116,261	4,836	581,991	59,312
Add interest expense	21,852	18,083	78,323	74,196
Subtract interest income	(338)	(410)	(1,284)	(1,168)
Add depreciation and amortization	53,327	31,810	159,707	117,529

EBITDA	$414,482	$69,038	$1,842,134	$353,833

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.

Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. These two margins do not include the effect of depreciation and amortization. Each of these component performance measures can be reconciled directly to our Consolidated Statements of Income.

Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross and Net Operating Margins

Below are reconciliations to our Consolidated Statements of Income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliations of refined product sales from produced products sold to total sales and other revenues

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
	(Dollars in thousands, except per barrel amounts)

Average sales price per produced barrel sold	$114.03	$95.51	$118.82	$91.06
Times sales of produced refined products (BPD)	450,810	231,710	332,720	228,140
Times number of days in period	92	92	365	365

Refined product sales from produced products sold	$4,729,340	$2,036,017	$14,429,833	$7,582,666

Total refined product sales	$4,729,340	$2,036,017	$14,429,833	$7,582,666
Add refined product sales from purchased products and rounding (1)	84,132	37,158	350,843	130,866

Total refined product sales	4,813,472	2,073,175	14,780,676	7,713,532
Add direct sales of excess crude oil (2)	135,965	104,362	558,855	459,743
Add other refining segment revenue (3)	9,897	23,220	52,899	113,725

Total refining segment revenue	4,959,334	2,200,757	15,392,430	8,287,000
Add HEP segment sales and other revenues	68,333	49,384	213,566	182,114
Add corporate and other revenues	147	98	1,247	415
Subtract consolidations and eliminations	(55,402)	(38,448)	(167,715)	(146,600)

Sales and other revenues	$4,972,412	$2,211,791	$15,439,528	$8,322,929

Reconciliation of average cost of products per produced barrel sold to total cost of products sold

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
	(Dollars in thousands, except per barrel amounts)

Average cost of products per produced barrel sold	$98.71	$87.64	$98.18	$82.27
Times sales of produced refined products (BPD)	450,810	231,710	332,720	228,140
Times number of days in period	92	92	365	365

Cost of products for produced products sold	$4,093,950	$1,868,250	$11,923,254	$6,850,713

Total cost of products for produced products sold	$4,093,950	$1,868,250	$11,923,254	$6,850,713
Add refined product costs from purchased products sold and rounding (1)	83,012	36,905	351,788	131,668

Total cost of refined products sold	4,176,962	1,905,155	12,275,042	6,982,381
Add crude oil cost of direct sales of excess crude oil (2)	134,535	102,923	550,619	454,566
Add other refining segment cost of products sold (4)	1,478	17,517	18,672	73,410

Total refining segment cost of products sold	4,312,975	2,025,595	12,844,333	7,510,357
Subtract consolidations and eliminations	(54,536)	(37,566)	(164,255)	(143,208)

Costs of products sold (exclusive of depreciation and amortization)	$4,258,439	$1,988,029	$12,680,078	$7,367,149

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
	(Dollars in thousands, except per barrel amounts)

Average refinery operating expenses per produced barrel sold	$5.22	$4.87	$5.36	$5.08
Times sales of produced refined products (BPD)	450,810	231,710	332,720	228,140
Times number of days in period	92	92	365	365

Refinery operating expenses for produced products sold	$216,497	$103,815	$650,933	$423,017

Total refinery operating expenses for produced products sold	$216,497	$103,815	$650,933	$423,017
Add other refining segment operating expenses and rounding (5)	9,702	6,973	35,659	26,573

Total refining segment operating expenses	226,199	110,788	686,592	449,590
Add HEP segment operating expenses	18,726	12,760	62,202	52,947
Add corporate and other costs	1,857	2,363	1,974	2,387
Subtract consolidations and eliminations	(672)	(135)	(2,687)	(510)

Operating expenses (exclusive of depreciation and amortization)	$246,110	$125,776	$748,081	$504,414

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
	(Dollars in thousands, except per barrel amounts)

Net operating margin per barrel	$10.10	$3.00	$15.28	$3.71
Add average refinery operating expenses per produced barrel	5.22	4.87	5.36	5.08

Refinery gross margin per barrel	15.32	7.87	20.64	8.79
Add average cost of products per produced barrel sold	98.71	87.64	98.18	82.27

Average sales price per produced barrel sold	$114.03	$95.51	$118.82	$91.06
Times sales of produced refined products (BPD)	450,810	231,710	332,720	228,140
Times number of days in period	92	92	365	365

Refined product sales from produced products sold	$4,729,340	$2,036,017	$14,429,833	$7,582,666

Total refined product sales from produced products sold	$4,729,340	$2,036,017	$14,429,833	$7,582,666
Add refined product sales from purchased products and rounding (1)	84,132	37,158	350,843	130,866

Total refined product sales	4,813,472	2,073,175	14,780,676	7,713,532
Add direct sales of excess crude oil (2)	135,965	104,362	558,855	459,743
Add other refining segment revenue (3)	9,897	23,220	52,899	113,725

Total refining segment revenue	4,959,334	2,200,757	15,392,430	8,287,000
Add HEP segment sales and other revenues	68,333	49,384	213,566	182,114
Add corporate and other revenues	147	98	1,247	415
Subtract consolidations and eliminations	(55,402)	(38,448)	(167,715)	(146,600)

Sales and other revenues	$4,972,412	$2,211,791	$15,439,528	$8,322,929

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)

We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment revenue includes the incremental revenues associated with NK Asphalt and miscellaneous revenue.

(4)	Other refining segment cost of products sold includes the incremental cost of products for NK Asphalt and miscellaneous costs.

(5)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of NK Asphalt.

FOR FURTHER INFORMATION, Contact:

Douglas S. Aron, Executive Vice President and

Chief Financial Officer

M. Neale Hickerson, Vice President,

Investor Relations

HollyFrontier Corporation

214/871-3555